SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ASA Gold and Precious Metals Limited

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

Ketu Desai

Frederic Gabriel

Paul Kazarian

Garry Khasidy

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Boaz R. Weinstein posted the following message to his X account:  So… $ASA broke the law by enacting an illegal poison-pill designed to protect their mgmt fees. Then they spent shareholder funds to pay Skadden to defend them in court, and  blamed us for holding them accountable. Today they gave back a trivial amount of the shareholder money they’ve spent and want praise for it. Maybe next time just don’t break the law!

In response to the following comment from an unaffiliated X user—“Wow $0.01. I feel like Ezra in Trading Places when he gets his holiday bonus from Randolph and Mortimer of $5.00—‘maybe I’ll go to the movies…by myself’”—Mr. Weinstein posted the following reply: Yes .01. You can’t make this stuff up.